Exhibit 10.1

AMENDED AND RESTATED LONG-TERM STOCK INCENTIVE PLAN

1. PURPOSE. The Purposes of the Plan are to provide additional incentive to those directors, officers and other employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. The purpose of the Plan is also to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board who are not employees of the Company or any of its subsidiaries. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Units or Stock Appreciation Rights.

2. DEFINITIONS. For purposes of this Plan:

(a) “Award” means a grant of Restricted Stock, Performance Units or Stock Appreciation Rights, or any or all of them.

(b) “Award Agreement” means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means the willful failure by an Optionee or Grantee to perform his duties with the Company or with the Subsidiary or the willful engaging in conduct, which is injurious to the Company or any Subsidiary, monetarily or otherwise.

(e) “Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, re-capitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee, consisting of at least two directors of the Company, which is appointed by the Board to administer the Plan and to perform the functions set forth herein; provided, however, that if the Committee consists of less than the entire Board, each member shall be a “non-employee director” within the meaning of Exchange Act Rule 16b-3; provided, further, however, that to the extent necessary for any Option or Award intended to qualify as performance—based compensation under Section 162(m) of the Code to so qualify, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Notwithstanding the preceding sentence, the Board may, in its discretion, establish another committee and delegate to this committee any or all of the authority and responsibility of the Committee with respect to grants of Options or Awards to Eligible Participants who are not executive officers of the Company on the date such Options or Awards are granted. Such other committee may consist of one or more directors. To the extent that the Board has delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to such other committee.

(h) “Company” means Axsys Technologies, Inc., a Delaware corporation.

(i) “Disability” means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(j) “Eligible Participant” means any director, officer or employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are listed on a national securities exchange, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of the Nasdaq Stock Market (“Nasdaq”), Fair Market Value on any date shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) on such date as such price is officially reported on Nasdaq or as such price is quoted in the composite tape of transactions on such exchange; or (B) if the Shares are admitted to quotation on Nasdaq but selling prices are not reported, Fair Market Value on any date shall be the average of the high bid and low asked prices on the date of determination, or on the last day on which there are quoted prices prior to the date of determination.

(m) “Grantee” means a person to whom an Award has been granted under the Plan.

(n) “Incentive Stock Option” means an Option that is intended to satisfy the requirements of Section 422 of the Code and is designated an Incentive Stock Option at the time of grant.

(o) “Non-Employee Director” means any director of the Company who is not an employee of the Company or any of its Subsidiaries.

(p) “Nonqualified Stock Option” means an Option, which is designated at the time of grant as not constituting an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(r) “Option Agreement” means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

(s) “Optionee” means a person to whom an Option has been granted under the Plan.

(t) “Parent” means any corporation that, with respect to the Company, is described in section 424(e) of the Code.

(u) “Performance Unit” means a performance unit granted under Section 9 of the Plan.

(v) “Plan” means the Amended and Restated Long-Term Stock Incentive Plan as set forth in this instrument and as it may be further amended from time to time.

(w) “Restricted Stock” means Shares issued or transferred to an Eligible Participant, which are subject to restrictions as provided in Section 8 hereof.

(x) “Shares” means the common stock, par value $.01 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(y) “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(z) “Subsidiary” means any corporation that, with respect to the Company, is described in Section 424(f) of the Code.

(aa) “Successor Corporation” means a corporation, or a Parent or Subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

 3. ADMINISTRATION.

(a) The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified and held harmless by the Company with respect to any such action, determination or interpretation.

(b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1)    to determine those Eligible Participants to whom Options shall be granted under the Plan and the number of Shares subject to Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Participant and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2)    to select those Eligible Participants to whom Awards shall be granted under the Plan and to determine the number of Performance Units, shares of Restricted Stock and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such units, shares or rights, the purchase price per share, if any, of Restricted Stock, the maximum value, if any, of the amount payable pursuant to each Performance Unit and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3)    to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(4)    to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5)    generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interest of the Company with respect to the Plan.

4. STOCK SUBJECT TO PLAN.

(a) The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under this Plan is 1,550,000 (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board. The aggregated number of shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,550,000.

(b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c) Whenever any Shares subject to an Award or Option are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, or any Shares are delivered to pay the exercise price of an Option or to satisfy the withholding obligation with respect to an Option or Award, any such Shares may again be the subject of Options and Awards hereunder. Upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that Option Award will again be available for issue or transfer hereunder.

(d) An eligible participant may not be granted Options and Awards in the aggregate in respect of more than 90,000 Shares per calendar year.

5. ELIGIBILITY. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Participants who will receive Options and/or Awards; provided, however, that no Eligible Participant shall receive any Incentive Stock Option unless he is an employee of the Company or a Subsidiary at the time the Incentive Stock Option is granted.

6. STOCK OPTIONS. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Option Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a) PURCHASE PRICE. The purchase price, which shall not be less than the fair market value on the date of grant of the Option, or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Option Agreement.

(b) DURATION. Options granted hereunder shall be for such term as the Committee shall determine. The Committee may, subsequent to the granting of any Option, extend the term thereof. Notwithstanding the foregoing, no option will be exercisable more than 10 years from the date of the Option.

(c) NON-TRANSFERABILITY. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the life time of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d) VESTING. Subject to Section 12(b) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement.   Any grant of Options may specify performance objectives that must be achieved as a condition to the exercise of such Option. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e) METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the Option and the Option Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement(s), to the Optionee. No less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g)  TERMINATION OF EMPLOYMENT. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate on the earliest of the following:

(1)    If the Optionee’s termination of employment is due to his death or Disability, the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

(2)    If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause, the Option shall terminate on the date of the Optionee’s termination of employment;

(3)    (a) If the Optionee’s termination of employment is by the Company or any Subsidiary for any other reason (including an Optionee’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate; and (b) If the Optionee’s termination of employment is by the Optionee (other than as set forth in paragraph (1) above) the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ten (10) days following such termination of employment and shall thereafter terminate; and (c) If the Optionee’s employment terminates due to Disability (as described in paragraph (1) above) or under circumstances described in paragraph (3)(a) above, and the Optionee dies prior to the permissible period of exercise for any outstanding Option then held by the Optionee, the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of one (1) year following the Optionee’s death, and shall thereafter terminate.

(4)    Notwithstanding the foregoing, in no event will the Option be exercisable beyond the term of the Option.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option.

(h)  Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent.

7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a) TIME OF GRANT. A Stock Appreciation Right may be granted:

(1)    at any time if unrelated to an Option; or

(2)    if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

(b) STOCK APPRECIATION RIGHTS RELATED TO AN OPTION.

(i)     PAYMENT. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to
Section 7(b)(iii).

(ii)    EXERCISE. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(iii)   AMOUNT PAYABLE. Except as otherwise provided in an Award Agreement (as contemplated by Section 12, upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (b) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

(iv)   TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option as may be provided for in any Option Agreement, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

(v)    CUMULATIVE EXERCISE OF STOCK APPRECIATION RIGHT AND OPTION. The Committee may provide, either at the time a Stock Appreciation Right is granted in connection with a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, upon exercise of such Option or the surrender of the Option as may be provided for in any Option Agreement, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised or surrendered. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) or, if otherwise provided for in the Award Agreement, as set forth therein, in addition to the Shares acquired or cash received pursuant to the exercise or surrender of the Option. The inclusion in an Award Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Award Agreement.

(c) STOCK APPRECIATION RIGHTS UNRELATED TO AN OPTION. The Committee may grant to Eligible Participants Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting (including the achievement of the performance objectives) and duration as the Committee shall determine. Except as otherwise provided in an Award Agreement (as contemplated by Section 12, the amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right” shall be substituted for “purchase price under the related Option.”  No Stock Appreciation Right unrelated to an Option will be exercised more than 10 years from the date of a grant of such Stock Appreciation Right.

(d) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Award Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement(s) to the Grantee.

(e) FORM OF PAYMENT. Payment of the amount determined under Sections 7(b)(iii) or 7(c), shall be made, at the sole discretion of the Committee, either (i) solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, (ii) solely in cash, (iii) by delivery of a note or other security, or (iv) in a combination of any of the foregoing. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

8. RESTRICTED STOCK. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Award Agreement between the Company and the Grantee. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)  RIGHTS OF GRANTEE.

(i)     Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Award Agreement evidencing the Award, an escrow agreement, appropriate stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Award Agreement evidencing a Restricted Stock Award, an escrow agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Except as restricted by the terms of the Award Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(ii)    If a Grantee receives any dividends or other distributions with respect to any Shares which were awarded to him as Restricted Stock prior to the lapsing of restrictions imposed upon such Shares, such dividends and distributions shall be held by the escrow agent subject to the restrictions and obligations (including forfeiture provisions) provided by this Plan. Any such dividends and distributions shall be held by the escrow agent for the account of the Grantee prior to the earlier of (i) the lapsing of restrictions imposed upon such Shares and (ii) the forfeiture of such Shares; and, upon the lapsing of such restrictions, there shall be credited to the Grantee interest at a rate to be determined by the Committee on any cash dividend paid thereon for the period held by the escrow agent pursuant hereto.

(b)  NON-TRANSFERABILITY. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price, if any, paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)  LAPSE OF RESTRICTIONS.

(i)     Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance objectives (as described in Section 9(a)) as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee or director, as applicable, of the Company or a Subsidiary from the date the Award was granted.

(ii)    In the event of termination of employment or directorship, as applicable, as a result of the death or Disability of a Grantee, the Committee, in its absolute discretion, may determine that the restrictions upon some or all Shares of Restricted Stock awarded to the Grantee shall thereupon immediately lapse. The

Committee may also decide at any time, in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder.

(d)  DELIVERY OF SHARES. Upon the lapse of the restrictions on Shares of Restricted Stock awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions.

9. PERFORMANCE UNITS. The Committee may grant Performance Units, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Grantee. Each Performance Unit shall represent the right to receive a Share, or a cash payment equal to the Fair Market Value thereof, contingent upon the Company’s attainment of specified performance objectives within a specified award period. Each Award Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest, and the award period within which such objectives must be satisfied.

(a) PERFORMANCE OBJECTIVES. Performance objectives relating to any Option or Award may be expressed in terms of (a) net earnings or net worth, (b) return on equity or assets, (c) earnings per Share, (d) Share price, (e) pre-tax profits, (f) gross revenues, (g) EBITDA, (h) dividends, (i) market share or market penetration or (j) any combination of the foregoing, and may be determined before or after accounting changes, special charges, foreign currency effects, acquisitions, divestitures or other extraordinary events. Performance objectives may be absolute or relative to the performance of other companies.   Each grant may specify in respect of such performance objectives, a minimum acceptable level of achievement and will set forth the formula for determining the number of Options or Awards that will be earned if performance is at or above the minimum level but falls short of full achievement of the specified performance objectives.

(b) VESTING AND FORFEITURE. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Award Agreement are satisfied within the award period. Subject to the terms of any Award Agreement (as contemplated by Section 12 hereof), if the specified performance objectives are not satisfied within the award period, the Grantee’s rights with respect to the Performance Units shall be forfeited.

(c) PAYMENT OF AWARDS. Subject to the terms of any Award Agreement (as contemplated by Section 12), payments to Grantees in respect of vested Performance Units shall be made within 2 weeks after the availability of audited financial statements for the award period to which such Award relates but in no event later than 2 ½ months after the end of the period; provided, however, that prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Unit intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall certify in writing that the applicable performance objectives have been satisfied. Such payments may be made entirely in Shares, entirely in cash, or in a combination of Shares and cash, in each case as the Committee shall determine. Except as provided in the terms of any Award Agreement (as contemplated by Section 12), if payment is made in the form of cash, the amount payable in respect of any Share shall be equal to the Fair Market Value of such Share on the last day of the award period.

(d) TERMINATION OF EMPLOYMENT. In the event that a Grantee ceases to be employed by the Company or a Subsidiary prior to the expiration of an award period for any reason, any nonvested Performance Units previously awarded to said Eligible Participant shall be forfeited unless the Committee in its discretion determines that some part or all of said Performance Units shall continue in effect under the Plan to the extent the applicable performance objectives are satisfied within the award period.

(e) NON-TRANSFERABILITY. No amounts payable under this Plan in respect of Performance Units shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution provided that the Grantee may designate a beneficiary to receive such amounts in the event of the Grantee’s death.

10. LOANS.

(a) To the extent permitted by law and at the discretion of the Committee the Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.

(b) No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

(c) No loan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee’s or Grantee’s employment due to death, retirement or Disability, or (ii) the date of termination of the Optionee’s or Grantee’s employment for any reason other than death, retirement or Disability.

(d) Loans under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount due and payable under such loans.

(e) A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged Shares no longer required as security may, at the discretion of the Committee, be released to the Optionee or Grantee.

(f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares or units as to which Options or Awards may be granted under the Plan, the number and class of shares or units as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Section 422 and 424 of the Code.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock, securities or Performance Units (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

12. EFFECT OF CERTAIN TRANSACTIONS.

(a) In the event of (i) a merger or consolidation or (ii) the sale or disposition of all or substantially all of the Company’s assets, the Company shall have the authority to make provision in connection with such transaction (x) for the assumption of Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder, or (y) for the surrender of outstanding Options and Awards and the payments of cash in consideration therefor at their fair market value.

(b) Except as otherwise determined by the Committee at the time of grant of an Option or Award, upon a Change in Control (as defined below), all outstanding Options and Stock Appreciation Rights shall become vested and exercisable; all restrictions on Restricted Stock shall lapse, all performance goals shall be deemed achieved at target levels and all other terms and conditions are met; and all Performance Units shall be delivered. The Committee may, in its sole discretion, provide or agree to provide for payments in consideration for the exercise of, surrender or repurchase of an Option or Award (at such times and in such amounts determined by the Committee in its sole discretion, which amounts, in the case of a change of control, may be based upon the highest price per share paid in the transaction even if greater than the Fair Market Value at the time of exercise, surrender or repurchase). Any such determination by the Committee may be set forth in the applicable Option Agreement, Award Agreement or otherwise. With respect to Options and Awards intended to qualify as performance based compensation under Section 162(m) of the Code, the Committee shall set forth in the applicable Option Agreement or Award Agreement any terms as to acceleration of the exercisability or vesting of the Option or Award (including, but not limited to, acceleration upon the occurrence of a change of control (as defined in the applicable Option Agreement or Award Agreement)).

A “Change in Control” shall mean the occurrence of any of the following:

(i)     An acquisition (other than directly from the Company) of any Shares or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”), (ii) the Company or its Subsidiaries, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined) or (iv) an Affiliate;

(ii)    The individuals who, as of the date of this agreement, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)   The consummation of:

(A)   A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless such merger, consolidation, reorganization or other business combination is a “Non-Control Transaction.”  A “Non-Control Transaction” shall mean a merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued where:

(1)    the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least fifty percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization, or other business combination,

(2)    the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, and

(3)    no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of fifty percent or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of fifty percent or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities or its common stock.

(B)    A complete liquidation or dissolution of the Company; or

(C)    The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (i) any such sale or disposition that results in at least fifty percent of the Company’s assets being owned by a Subsidiary or Subsidiaries or (ii) a distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets); provided, however, that no transaction or series of transactions by which Stephen W. Bershad, or any Person in which Stephen W. Bershad has Beneficial Ownership, directly or indirectly, of 25 percent of the outstanding ownership interests or voting power, acquires fifty percent or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities shall constitute a Change in Control for purposes of this Agreement (regardless of the form of transaction or series of transactions by which such acquisition occurs (including, without limitation, any acquisition described in clause (a) hereof or any merger or other transaction described in clause (c) hereof)).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increase the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

13. RELEASE OF FINANCIAL INFORMATION. A copy of the Company’s annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company’s stockholders. Upon request, the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company’s prior fiscal year.

14. TERMINATION AND AMENDMENT OF THE PLAN. The Plan shall terminate on August 31, 2009 and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time and in any manner provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ National Market System or, if the Common Shares are not traded under the NASDAQ National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained. Except as provided in Sections 11 and 12 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

15. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)  give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)  give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)  limit in any way the right of the Company or a Subsidiary to terminate the employment of any person at any time; or

(d)  be evidence of any agreement or understanding, expressed or implied, that the Company or any Subsidiary will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

(a) This Plan and the rights of all persons claiming any interest hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) Except as otherwise provided in Section 15, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Participants granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(d) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

17. MISCELLANEOUS.

(a) MULTIPLE AGREEMENTS. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Participant during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Participant. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b) WITHHOLDING OF TAXES. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if any Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold.

(c) DESIGNATION OF BENEFICIARY. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked by the Optionee or Grantee in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

18. INTERPRETATION.

(a) RULE 16B-3. The Plan is intended to comply with Exchange Act Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan or any Option Agreement or Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Board is authorized to amend the Plan and to make any such modifications to Option Agreements or Award Agreements to comply with Exchange Act Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Exchange Act Rule 16b-3.

(b) SECTION 162(M) OF THE CODE. Unless otherwise expressly stated in the relevant Option Agreement or Award Agreement, each Option, Stock Appreciation Right and Performance Unit granted under the Plan to an executive officer of the Company is intended to be performance-based compensation within the meaning of Section 162(m)(4)(c) of the Code (except that, upon a change of control (as defined in the applicable Option Agreement or Award Agreement), payment of an Option or Award to an Eligible Participant who remains a “covered employee” with respect to such payment within the meaning of Section 162(m)(3) of the Code may not qualify as performance-based compensation). The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options and Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options and Awards to fail to qualify as performance-based compensation. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Option or Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m).

19. EFFECTIVE DATE. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company to be held within twelve (12) months of such adoption.

20. AWARD AND OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

(a) The Board may, from time to time, upon such terms and conditions and in such amounts as it may determine, authorize the granting to Non-Employee Directors Options to purchase shares of Common Stock, SARs, Restricted Stock and Performance Units. Each grant of an Award to a Non-Employee Director will be upon such terms and conditions as approved by the Board. If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Award or

Option held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(b) TERMINATION OF DIRECTORSHIP.

(i)     In the event that an Optionee ceases to be a Non-Employee Director of the Company, any outstanding Options held by such Optionee shall terminate as follows:

(A)   If the Optionee’s termination of directorship is due to his death or Disability, the Option (to the extent exercisable at the time of the Optionee’s termination of directorship) shall be exercisable for a period of one (1) year following such termination of directorship, and shall thereafter terminate;

(B)    If the Optionee’s termination of directorship is by the Company for Cause, the Option shall terminate on the date of the Optionee’s termination of directorship;

(C)    If the Optionee’s directorship terminates for any other reason, the Option (to the extent exercisable at the time of the Optionee’s termination of directorship) shall be exercisable for a period of ninety (90) days following such termination of directorship, and shall thereafter terminate; and

(D)   If the Optionee’s directorship terminates under circumstances described in paragraph (iii) above, and the Optionee dies prior to the permissible period of exercise for any outstanding Option then held by the Optionee, the Option (to the extent exercisable at the time of the Optionee’s termination of directorship) shall be exercisable for a period of one (1) year following the Optionee’s death, and shall thereafter terminate.

(ii)    In the event that a Grantee ceases to be a Non-Employee Director of the Company, all Shares of Restricted Stock with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price, if any, paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares.

(iii)   In the event that a Grantee ceases to be a Non-Employee Director of the Company prior to the expiration of an award period for any reason, any nonvested Performance Units previously awarded to said Eligible Participant shall be forfeited unless the Committee in its discretion determines that some part or all of said Performance Units shall continue in effect under the Plan to the extent the applicable performance objectives are satisfied within the award period.

COMPLIANCE WITH SECTION 409A OF THE CODE.  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause the Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consents of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.